CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this "Agreement"), dated as of the 5th day of November, 2019, is entered into by and among Iota Spectrum Partners, LP, an Arizona limited partnership (the "Partnership"), Iota Spectrum Holdings, LLC, an Arizona limited liability company and the general partner of the Partnership (the "General Partner"), Iota Networks, LLC, an Arizona limited liability company ("Iota Networks"), Iota Communications, Inc., a Delaware corporation ("ICI"), and the person whose name is set forth opposite "Exchange Investor" on the signature page and in Schedule I hereto (the "Exchange Investor" and, collectively with the Partnership, the General Partner and Iota Networks, the "Parties"). Certain capitalized terms used in this Agreement are defined in Section 1 below.

WHEREAS, the Exchange Investor is the holder of one or more licenses and authorizations issued by the Federal Communications Commission (the "FCC") for the use of certain bandwidth of spectrum (the "MHz-Pops") assigned to such license (such licenses and authorizations being referred to as "FCC Licenses", and the FCC Licenses so held by the Exchange Investor, the "Investor FCC Licenses"), as set forth on Schedule I;

WHEREAS, the Exchange Investor currently leases the MHz-Pops to Iota Networks pursuant to one or more Long-Term *De Facto* Spectrum Lease Agreements (each, an "Existing Lease"), as set forth on Schedule I;

WHEREAS, the Partnership has been formed to, among other things, (a) acquire, hold, dispose of and otherwise effect transactions of any kind with respect to FCC Licenses, including acquiring the Investor FCC Licenses and certain other existing FCC Licenses, and (b) raise debt and equity capital for the purpose of acquiring new or additional FCC Licenses;

WHEREAS, on the Closing Date, the Exchange Investor desires to contribute and transfer the Investor FCC Licenses to the Partnership, and in exchange, the Partnership desires to accept the contribution of and acquire the Investor FCC Licenses and grant to the Exchange Investor certain limited partnership interests (the "Interests"), all on the terms and subject to the conditions set forth in this Agreement (the "Exchange");

WHEREAS, the Exchange Investor and the Partnership desire that the Exchange Investor be admitted as a Limited Partner, and the Exchange Investor will receive one LP Unit for each MHz-Pop contributed, as set forth on Schedule I, for all purposes under the Limited Partnership Agreement;

WHEREAS, concurrently with the contribution of the Investor FCC Licenses, the Exchange Investor and Iota Networks will terminate any Existing Leases; and

WHEREAS, the contribution and transfer of the Investor FCC Licenses by the Exchange Investor to the Partnership requires the consent of the FCC.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations, warranties and indemnities contained in this Agreement, the Parties hereby agree as follows:

1. ***Definitions***. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Limited Partnership Agreement. In addition, as used in this Agreement:

"***Lien***" with respect to the FCC Licenses, means any lien, pledge, mortgage, adverse claim, security interest, charge, restriction or other encumbrance of any kind, whether arising by agreement, operation of law or otherwise (excluding, however, any restriction on transfer under the Existing Leases or any applicable FCC rule or regulation).

"***Limited Partnership Agreement***" means that certain Amended and Restated Limited Partnership Agreement of the Partnership, as in effect on the Closing Date (as defined in Section 2.3 below), as amended, supplemented or otherwise modified from time to time.

"***Securities Act***" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

"***Transactions***" means, collectively, the transactions contemplated by this Agreement, including but not limited to, the Exchange and the termination of the Existing Lease(s).

2. ***The Exchange; Closing; Termination of Existing Leases***.

2.1 Agreement to Sell. The Exchange Investor acknowledges that this Agreement will become effective upon each Party signing and delivering this Agreement to the other party. The General Partner reserves the right to reject the Exchange Investor's contribution, in whole or in part, for whatever reason in its sole discretion. Upon the terms and subject to all of the terms and conditions contained herein, the Exchange Investor hereby agrees to contribute and transfer to the Partnership, and the Partnership hereby agrees to purchase and accept from the Exchange Investor on the Closing Date, the Investor FCC Licenses, free and clear of all Liens. Concurrently with such contribution and transfer, the Exchange Investor shall become bound by and agree to the terms and provisions of the Limited Partnership Agreement.

2.2 Consideration. As full consideration for the contribution and transfer of the Investor FCC Licenses to the Partnership, and upon the terms and conditions contained herein, (a) the Partnership shall issue to the Exchange Investor the aggregate number of LP Units set forth on Schedule I (it being understood that the Exchange Investor shall receive one LP Unit for each MHz-Pop contributed to the Partnership), and (b) Iota Networks shall make the payments required to be made by it pursuant to Section 2.4(b).

2.3 Closing. The consummation of the Transactions and the issuance of the LP Units to the Exchange Investor pursuant to this Agreement (the "Closing") shall take place promptly following the satisfaction or waiver of the conditions to the Closing in Section 2.5 below (other than those deliveries to take place on the Closing Date) at the principal administrative offices of the Partnership, or at such other time or place as determined by the General Partner (such date, the "Closing Date"). By mutual agreement of the General Partner and the Exchange Investor, the Closing may take place by conference call, telecopy or electronic mail/PDF with the exchange of original signatures, as requested, by overnight mail. To the extent permitted by law and GAAP, for all purposes under the Limited Partnership Agreement, the contribution and transfer of the

Investor FCC Licenses and the admission of the Exchange Investor as a Limited Partner shall be deemed to be effective as of 12:01 a.m. (Arizona time) on the Closing Date.

2.4 Termination of Existing Lease.

(a) The Exchange Investor and Iota Networks acknowledge and agree that, effective as of the Closing Date, each Existing Lease shall be and hereby is fully and irrevocably terminated and of no further force or effect, without the further action of any Party (it being understood that the Exchange Investor shall be entitled to receive the payments required to be made to it under Section 2.4(b) in respect of such Existing Lease notwithstanding such termination). Promptly following such termination, Iota Networks shall notify the FCC that each Existing Lease is no longer in effect.

(b) Following the Closing, the Exchange Investor shall be entitled to receive the following payments to account for the timing differences between the Existing Lease payment schedule (which is based on a calendar quarter system as per the terms of the Existing Lease (referred to as "calendar quarters" below")), and the Distribution schedule under the Limited Partnership Agreement (which is based on the Partnership's fiscal quarters (referred to as "fiscal quarters" below):

(i) *If the Closing occurs in the second or third month of a fiscal quarter* – the Exchange Investor shall receive its full quarterly payment due under its Existing Lease for the most recent calendar quarter preceding the month in which the Exchange Investor becomes a Limited Partner. Such quarterly payment shall be paid by Iota Networks to the Exchange Investor, as per the terms of its Existing Lease, at the end of the calendar quarter in which the Exchange Investor becomes a Limited Partner. Following the making of such payment, the Exchange Investor shall be entitled to no further payments in respect of its Existing Lease. At the end of the first full fiscal quarter following the Exchange Investor's admission to the Partnership (e.g., the fiscal quarter ending November 30, if the Exchange Investor becomes a Limited Partner in July or August), the Partnership shall pay to the Exchange Investor, in respect of its LP Units, its first quarterly Distribution from the Partnership (as reduced by the amount received by the Exchange Investor from Iota Networks in respect of its Existing Lease in respect of the first month of such fiscal quarter). Thereafter, the Exchange Investor shall be entitled to receive Distributions from the Partnership in respect of its LP Units at the end of each subsequent fiscal quarter, in accordance with the terms of the Limited Partnership Agreement.

(ii) *If the Closing occurs in the first month of a fiscal quarter* – the Exchange Investor shall receive its full quarterly payment due under its Existing Lease for the most recent calendar quarter preceding the month in which the Exchange Investor becomes a Limited Partner (e.g., the calendar quarter ending June 30, if the Exchange Investor is admitted to the Partnership in September). Such quarterly payment shall be paid by Iota Networks to the Exchange Investor, as per the terms of its Existing Lease, at the end of the calendar quarter in which the Exchange Investor becomes a Limited Partner. The Partnership shall pay the Exchange Investor for amounts that would have been payable under its Existing Lease in respect of the two calendar months preceding the month in which the Exchange Investor is admitted to the Partnership (e.g., for July and August, if the Exchange Investor is admitted to the Partnership in September). Such payment shall be made at the end of the fiscal quarter in which the Exchange

Investor is admitted to the Partnership (e.g., the fiscal quarter ending November 30, if the Exchange Investor becomes a Limited Partner in September). Following the making of such payment, the Exchange Investor shall be entitled to no further payments in respect of its Existing Lease. Thereafter, the Exchange Investor shall be entitled to receive Distributions from the Partnership in respect of its LP Units at the end of each subsequent fiscal quarter, in accordance with the terms of the Limited Partnership Agreement.

2.5 Conditions to Closing. Unless otherwise waived in a signed writing by the General Partner, the Exchange shall be contingent upon the satisfaction of the following conditions precedent:

(a) the FCC shall have approved the transfer of control of the Investor FCC Licenses to the Partnership;

(b) each of ICI and the Partnership shall have executed and delivered the License Application and Construction Services Agreement;

(c) each of the Partnership and Iota Networks shall have executed and delivered the Master Lease Agreement; and

(d) the Exchange Investor shall have executed and delivered its counterpart signature page to the Limited Partnership Agreement.

2.6 Acceptance of Units. The Exchange Investor hereby: (a) accepts the LP Units and (b) agrees to comply with, and be bound as a Limited Partner by and under, all provisions of the Limited Partnership Agreement. The Investor FCC Licenses shall become a part of the assets of the Partnership and, from and after the Closing Date, shall be held by the Partnership pursuant to and in accordance with the terms of the Limited Partnership Agreement. Concurrently with the execution of this Agreement, the Exchange Investor has delivered an executed counterpart signature page to the Limited Partnership Agreement, which shall become effective on the Closing Date.

3. ***Representations and Warranties of the Exchange Investor***. The Exchange Investor hereby represents and warrants to the Partnership, the General Partner and Iota Networks that the following statements are true and correct as of the date hereof and will be true and correct as of the Closing Date (except in each case to the extent that any such statement expressly specifies another date, in which case such statement shall be true and correct only as of such date):

3.1 Organization; Qualification; Authorization. The Exchange Investor (a) is the type of Person (individual, corporation, limited liability company, etc.) set forth under its name in Schedule I hereto, and is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth under its name in Schedule I hereto and (b) is duly qualified, licensed or domesticated as a foreign corporation (or other entity, as applicable) in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased with respect to the Investor FCC Licenses requires such qualification, licensing or domestication. The Exchange Investor has all requisite power and authority to enter into, execute and deliver this Agreement and each of the other documents and instruments executed and delivered by it in connection with this Agreement (the "Ancillary Documents") and to perform all of the obligations required to be

performed by it hereunder and thereunder. This Agreement and each of the Ancillary Documents have been duly authorized, executed and delivered by the Exchange Investor on or prior to the Closing Date. From and after the execution and delivery thereof by the Exchange Investor, each of this Agreement and the Ancillary Documents constitutes the valid and binding obligation of the Exchange Investor, enforceable against the Exchange Investor in accordance with its terms.

3.2 Accredited Investor. The Exchange Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act. One or more of the categories set forth in the Accredited Investor Representation attached hereto as Annex A correctly describe the Exchange Investor, and the Exchange Investor has so indicated by signing or having its authorized representative sign on the blank line following each and every category that so describes it.

3.3 No Conflicts; Consents. Neither the execution and delivery by the Exchange Investor of this Agreement and the Ancillary Documents, nor the performance by it of its obligations hereunder or thereunder: (a) conflicts with, results in a breach, suspension, cancellation or revocation of, constitutes a default under, accelerates any performance required by the terms of, or results in the creation of any Lien upon the Investor FCC Licenses pursuant to (i) any law, rule or regulation of any government, governmental authority or regulatory agency to which it is subject (including the FCC), (ii) any judgment, order, writ, decree, permit or license of any court or other governmental authority or regulatory agency to which it is subject (including the FCC), (iii) any material contract, agreement, commitment or instrument to which it is a party or by which it or any of its assets is bound or affected, or (iv) its certificate of incorporation, bylaws or other constituent or governing documents; or (b) constitutes an event which, with the passage of time or action by a third party or both, would result in any such breach, default, acceleration or Lien. The execution and delivery by the Exchange Investor of this Agreement and the Ancillary Documents, and the performance by the Exchange Investor of its obligations hereunder and thereunder, do not require any registration, filing, notice, consent or approval under any such law, rule, regulation, judgment, order, writ, decree, permit, license, contract, agreement, commitment, instrument or constituent or governing document (except for any FCC approval contemplated under Section 2.5(a)).

3.4 FCC Licenses. The Exchange Investor is the legal and rightful owner of the Investor FCC Licenses and holds all right, title and interest in and to the Investor FCC Licenses, free and clear of all Liens. The Exchange Investor has not assigned, sold encumbered or otherwise transferred or disposed of all or any portion of the Investor FCC Licenses to any other Person (except under the Existing Leases).

3.5 Compliance with Law. The Exchange Investor's ownership of the Investor FCC Licenses has complied in all material respects with all applicable laws, rules, regulations and other requirements of all governmental authorities or regulatory agencies having jurisdiction over the Exchange Investor (including the FCC).

3.6 Litigation. There is no action, suit, claim, proceeding, arbitration or governmental investigation pending or, to the Exchange Investor's knowledge, threatened, against or affecting it or the Investor FCC Licenses, at law or in equity, which, if adversely determined, would call into question the validity of, or prevent the consummation of, the Transactions.

3.7 Brokers and Finders. The Exchange Investor has not, directly or indirectly, dealt with any person acting in the capacity of a finder or broker, and has not incurred any obligation for any finder's or broker's fee or commission, in connection with the Transactions.

3.8 Independent Review; Disclosure of Information. The Exchange Investor understands that the Transactions involve substantial risk and has conducted its own independent review and analysis of the Transactions. The Exchange Investor has had access to all information, including, without limitation, (i) communications from the General Partner and the Partnership received by the Exchange Investor on or prior to the date hereof and (ii) other information concerning the Transactions and the Partnership, and to all advice from its own tax, investment, legal and other advisors, which the Exchange Investor considers necessary or appropriate to make an informed decision with respect to the Transactions, it being understood that none of the Partnership, the General Partner, Iota Networks or their respective Affiliates has any duty or obligation to provide the Exchange Investor with any other information in connection with the Transactions or to update or supplement any information previously provided to the Exchange Investor. The Exchange Investor acknowledges that it has not been provided with any estimates or projections upon which it is relying with respect to the future performance of the Partnership.

4. ***Representations and Warranties of the General Partner***. The General Partner hereby represents and warrants to the Exchange Investor that the following statements are true and correct as of the date hereof and will be true and correct as of the Closing Date (except in each case to the extent that any such statement expressly relates to another date, in which case such statement shall be true and correct only as of such date):

4.1 Organization; Authorization. The Partnership is a duly constituted and validly existing limited partnership under the laws of the State of Arizona, and the General Partner is a duly constituted and validly existing limited liability company under the laws of Arizona. Each of the Partnership and the General Partner has all requisite power and authority to enter into, execute and deliver this Agreement and each of the Ancillary Documents to which it is a party, to perform all of their respective obligations required to be performed by the Partnership and the General Partner hereunder and thereunder, and, with respect to the Partnership, to own and hold FCC Licenses, including the Investor FCC Licenses. Each of this Agreement and the Ancillary Documents has been duly authorized, executed and delivered by the Partnership and the General Partner, as applicable, on or prior to the Closing Date and, from and after the execution and delivery thereof by the Partnership and the General Partner, constitutes the valid and binding obligation of the Partnership and the General Partner, enforceable against each in accordance with the terms hereof and thereof.

4.2 No Conflicts; Consents. Neither the execution and delivery by the Partnership or the General Partner of this Agreement and the Ancillary Documents to which it is a party, nor the performance by either of its respective obligations hereunder or thereunder: (a) conflicts with, results in a breach, suspension, cancellation or revocation of, constitutes a default under, accelerates any performance required by the terms of, or results in the creation of any Lien upon the Investor FCC Licenses pursuant to (i) any law, rule or regulation of any government, governmental authority or regulatory agency to which it is subject (including the FCC), (ii) any judgment, order, writ, decree, permit or license of any court or other governmental authority or regulatory agency to which it is subject (including the FCC), (iii) any material contract, agreement,

commitment or instrument to which it is a party or by which it or any of its assets is bound or affected, or (iv) its certificate of incorporation, bylaws or other constituent or governing documents; or (b) constitutes an event which, with the passage of time or action by a third party or both, would result in any such breach, default, acceleration or Lien. The execution and delivery by the Partnership and the General Partner of this Agreement and the Ancillary Documents to which it is a party, and the performance by the Partnership and the General Partner of its obligations hereunder and thereunder, do not require any registration, filing, notice, consent or approval under any such law, rule, regulation, judgment, order, writ, decree, permit, license, contract, agreement, commitment, instrument or constituent or governing document (except for any FCC approval contemplated under Section 2.5(a)).

4.3 Litigation. There is no action, suit, claim, proceeding, arbitration or governmental investigation pending or, to the General Partner's knowledge, threatened, against or affecting it or the Partnership, at law or in equity, which, if adversely determined, would call into question the validity of, or prevent the consummation of, the Transactions.

4.4 Brokers and Finders. Each of the Partnership and General Partner has not, directly or indirectly, dealt with any person acting in the capacity of a finder or broker, and has not incurred any obligation for any finder's or broker's fee or commission, in connection with the Transactions.

5. ***Representations and Warranties of Iota Networks***. Iota Networks hereby represents and warrants to the Exchange Investor that the following statements are true and correct as of the date hereof and will be true and correct as of the Closing Date (except in each case to the extent that any such statement expressly relates to another date, in which case such statement shall be true and correct only as of such date):

5.1 Organization; Authorization. Iota Networks is a duly constituted and validly existing limited liability company under the laws of the State of Arizona. Iota Networks has all requisite power and authority to enter into, execute and deliver this Agreement and each of the Ancillary Documents to which it is a party and to perform all of the obligations required to be performed by it hereunder and thereunder. Each of this Agreement and the Ancillary Documents to which Iota Networks is a party has been duly authorized, executed and delivered by Iota Networks, on or prior to the Closing Date and, from and after the execution and delivery thereof by Iota Networks, constitutes the valid and binding obligation of Iota Networks, enforceable against it in accordance with the terms hereunder and thereunder.

5.2 No Conflicts; Consents. Neither the execution and delivery by the Iota Networks of this Agreement, nor the performance by it of its obligations hereunder or thereunder: (a) conflicts with, results in a breach, suspension, cancellation or revocation of, constitutes a default under, accelerates any performance required by the terms of, or results in the creation of any Lien upon the Investor FCC Licenses pursuant to (i) any law, rule or regulation of any government, governmental authority or regulatory agency to which it is subject (including the FCC), (ii) any judgment, order, writ, decree, permit or license of any court or other governmental authority or regulatory agency to which it is subject (including the FCC), (iii) any material contract, agreement, commitment or instrument to which it is a party or by which it or any of its assets is bound or affected, or (iv) its certificate of incorporation, bylaws or other constituent or governing

documents; or (b) constitutes an event which, with the passage of time or action by a third party or both, would result in any such breach, default, acceleration or Lien. The execution and delivery by Iota Networks of this Agreement and the Ancillary Documents to which it is a party, and the performance by Iota Networks of its obligations hereunder and thereunder, do not require any registration, filing, notice, consent or approval under any such law, rule, regulation, judgment, order, writ, decree, permit, license, contract, agreement, commitment, instrument or constituent or governing document (except for any FCC approval contemplated under Section 2.5(a)).

6. ***Certain Acknowledgements and Agreements.***

6.1 No Reliance. The Exchange Investor acknowledges and agrees that (a) it has not been induced to enter into this Agreement or the Transactions by the General Partner, the Partnership, Iota Networks or any of their respective Affiliates and (b) except as otherwise expressly provided in herein, none of the Partnership, the General Partner, Iota Networks nor any of their respective Affiliates nor any Person acting on behalf of such Parties has made any representation or warranty of any kind to it (or for its benefit) regarding the Partnership, the General Partner, the LP Units, the Transactions or any other investors' contributions to the Partnership.

6.2 Confidentiality. Except as required by applicable law, without the prior written consent of the other Parties, no Party shall (or shall permit its representatives to) directly or indirectly make any public comment, statement or communication with respect to the Transactions or any aspect thereof, or otherwise disclose information regarding the Transactions to any person other than the Parties (including, without limitation, information as to the identity of any other Party or any investor of the Partnership or as to any of the terms of this Agreement or the Ancillary Documents); provided, however that each of the Parties may disclose information regarding the Transactions to persons other than the Parties (a) if required to do so by any law, rule, regulation, subpoena or other legal process of any court or other governmental authority or regulatory agency, (b) in the case of the Partnership, if requested to do so by any governmental or regulatory authority having jurisdiction over it, (c) if it has a legal obligation to do so, including in connection with any disclosure requirements of the SEC or similar body, (d) to its Affiliates, partners, members, officers, directors, employees, professional advisors, auditors and other representatives (collectively, "Representatives"), but only to the extent necessary to evaluate, negotiate and consummate the Transactions, provided that each such Representative to whom disclosure is so made agrees to be bound by the provisions of this Section 6.2; provided further, however, that each Party agrees and acknowledges that (i) the Partnership, the General Partner, Iota Networks and their respective Representatives may make public comments, statements and communications of a general nature regarding the Transactions (including with respect to the aggregate size of the Transactions) and may describe the Transactions in offering documents provided to prospective investors in the Partnership and to placement agents, brokers or similar agents in connection with such offering, provided that the Exchange Investor's identity shall not be disclosed pursuant to this clause (i) without its written consent, and (ii) each of the Parties may disclose to any and all Persons the tax treatment and tax structure of the Transactions and all materials provided to such Party relating to such tax treatment or tax structure.

6.3 **Tax Forms.** Not less than two Business Days prior to the Closing Date, the Exchange Investor shall provide the General Partner or Iota Networks with a properly completed

and executed IRS Form W-8 or W-9, as applicable. The Partnership and Iota Networks shall be permitted to withhold on payments made to the Exchange Investor pursuant to the terms of the Limited Partnership Agreement.

7. ***Exculpation and Indemnification***.

7.1 Exculpation. None of the Partnership, the General Partner, Iota Networks, ICI or any of their respective officers, directors, employees or Affiliates (each, a "Covered Person") shall be liable to the Exchange Investor or its Affiliates for any losses, claims, damages, penalties, fines, deficiencies, taxes, expenses or other liabilities of any nature whatsoever or other adverse consequences of any kind (including, without limitation, judgments or amounts paid or to be paid in settlement) and attorneys' fees and expenses (collectively, "Losses") arising out of or relating to the contribution and transfer of the Investor FCC Licenses pursuant to this Agreement, the Ancillary Documents or the other Transactions, unless and to the extent that it is determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such Losses resulted from such Covered Person's (i) own fraud, gross negligence or willful misconduct, (ii) material breach of the terms of this Agreement or (iii) a criminal violation of a material U.S. federal, state or other applicable law; provided, that, to the maximum extent permitted by applicable law, in no event shall the Covered Persons be liable for incidental, indirect, treble, remote, special, exemplary, opportunity cost, consequential or punitive damages relating to a breach of this Agreement.

7.2 Release by Exchange Investor. The Exchange Investor hereby absolutely, unconditionally and irrevocably releases and forever discharges the Covered Persons of and from any and all causes of action, claims, suits, demands, actions, damages (including, but not limited to, compensatory damages, tort damages, contract damages, statutory penalties and punitive damages), complaints, controversies, warranties (whether express or implied), covenants, promises, duties, debts, and any and all other liabilities and obligations of any nature whatsoever (whether known or unknown, accrued or unaccrued, or at law or in equity) (collectively, "Claims") which the Exchange Investor or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Covered Persons or any of them for or by reason of any event, cause or thing whatsoever which arose at any time on or prior to the Closing Date relating in any manner to the Investor FCC Licenses and Existing Leases, including, without limitation, Claims arising from (i) the original acquisition by Iota Networks of interests in the Investor FCC Licenses through the Existing Leases and (ii) the subsequent lease and revenue sharing arrangements among and between the Exchange Investor, Iota Networks and each of their respective Affiliates made prior to the Closing Date.

7.3 Release by Iota Networks. Iota Networks hereby absolutely, unconditionally and irrevocably releases and forever discharges the Exchange Investor of and from any and all Claims which Iota Networks or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Exchange Investor for or by reason of any event, cause or thing whatsoever which arose at any time on or prior to the Closing Date relating in any manner to the Investor FCC Licenses and Existing Leases, including, without limitation, Claims arising from (i) the original acquisition by Iota Networks of interests in the Investor FCC Licenses through the Existing Leases and (ii) the subsequent lease

and revenue sharing arrangements among and between the Exchange Investor, Iota Networks and each of their respective Affiliates made prior to the Closing Date.

7.4 Indemnification by the Exchange Investor. The Exchange Investor hereby agrees to indemnify and hold harmless each Covered Person from and against any and all Losses arising out of or relating to: (a) any act or omission on the part of the Exchange Investor in connection with the contribution and transfer of the Investor FCC Licenses pursuant to this Agreement and the other Transactions; provided that the indemnification provided in this clause (a) shall not apply to any Losses to the extent that it is determined by a final decision (after all appeals and the expiration of time to appeal) of court of competent jurisdiction that such Losses resulted from such Covered Person's (i) own fraud, gross negligence or willful misconduct, (ii) material breach of the terms of this Agreement or (iii) a criminal violation of a material U.S. federal, state or other applicable law; or (b) any breach by the Exchange Investor of any of its representations, warranties, covenants or agreements set forth in this Agreement (including the forms attached hereto).

7.5 Remedies Cumulative. The remedies provided in Section 7.4 shall be cumulative and shall not preclude the assertion by any Party of any other rights, or the seeking by such Party of any other remedies, available to it (whether at law, in equity or otherwise).

8. ***Miscellaneous***.

8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Parties; or

(b) by the General Partner if (i) any of the conditions set forth in Section 2.5 shall not have been fulfilled in a reasonably timely manner, unless such failure shall be due to the failure of the Partnership, the General Partner or Iota Networks to perform or comply with any of their respective covenants, agreements or conditions hereunder prior to the Closing Date or (ii) there shall be any law or action by a governmental authority (including the FCC) that makes consummation of the Transactions illegal or otherwise prohibited.

8.2 Additional Documents. At any time and from time to time, upon the written request of the General Partner, the Exchange Investor shall promptly and duly execute and deliver, or cause to be duly executed and delivered on its behalf, such further instruments and documents, and take such further action, as the Partnership may reasonably request in order to more fully evidence or give effect to the Transactions.

8.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) when delivered in person or by e-mail on the date of such delivery, (b) when received by facsimile transmission, on generation of confirmation, or (c) three (3) Business Days after the date of postmark if sent by certified or registered mail (airmail, if overseas) or the equivalent, return receipt requested, addressed in each case as follows:

(i) **to the Exchange Investor**: the address set forth under its name in Schedule I hereto; and

(ii) **to the Partnership, the General Partner, Iota Networks or ICI:**

2111 E. Highland Avenue
Suite 305
Phoenix, Arizona 85016
Attn: Legal Department

with a copy to:

Reed Smith LLP
599 Lexington Avenue
New York, New York 10022
Attn: Herbert F. Kozlov

or, in each case, to such other address as any such Party may from time to time designate by written notice to the other Parties.

8.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party without the prior written consent of the Parties. Any purported assignment made without the consent required by the immediately preceding sentence shall be null and void for all purposes. This Agreement shall be binding upon, and inure to the benefit of, and may be enforced by, each Party and its successors and permitted assigns.

8.5 Entire Agreement. This Agreement, the Partnership Agreement, and all documents delivered in connection herewith and therewith, (i) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect to the subject matter hereof, (ii) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof, and (iii) supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between the Parties, whether oral or written, with respect to the subject matter hereof.

8.6 Integration. Annex A attached hereto, including without limitation the representations and warranties contained therein, is an integral part of this Agreement and shall be deemed incorporated by reference herein.

8.7 Survival. The representations and warranties made by the Parties in this Agreement, shall survive the Closing of the transactions contemplated hereby.

8.8 Amendments, Supplements, Etc. This Agreement may be amended or supplemented only by a writing signed by each of the Parties specifically referring to this Agreement. No provision of this Agreement, nor performance thereof or compliance therewith, may be waived except by a writing signed by the Party charged with giving such waiver.

8.9 Invalid Provisions. If any portion or provision of this Agreement is held by a court of competent jurisdiction or other authority to be illegal, invalid or unenforceable, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

8.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without giving effect to conflicts of law principles that would require the application of the laws of any jurisdiction other than the State of Arizona.

8.11 Consent to Jurisdiction and Service of Process. Each of the Parties consents to the jurisdiction of any state or federal court located within the County of Maricopa, State of Arizona, and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts. Each of the Parties accept for itself and in connection with its respective properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of *forum non conveniens*, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each of the Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address specified in this Agreement, such service to become effective fifteen (15) days after such mailing. Nothing herein shall in any way be deemed to limit the ability of any Party to serve any such legal process in any manner permitted by applicable law.

8.12 Attorneys' Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.13 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of each Party and its estate, executor, administrator, guardian, conservator, other authorized representatives, successors and permitted assigns.

8.14 No Third Party Beneficiaries. Nothing contained in this Agreement is intended to, or shall, confer upon any person other than the parties hereto any rights or remedies hereunder, except for the Covered Persons, which shall be express third party beneficiaries of this Agreement.

8.15 Costs and Expenses. Each Party shall bear its own costs and expenses in connection with this Agreement and the Transactions, including without limitation all legal, accounting, financial advisory and consulting fees and expenses.

8.16 Headings and Captions. The headings and captions in this Agreement are for reference purposes only and shall not affect the construction or interpretation of any provision of this Agreement.

8.17 Currency. All payments required to be made pursuant to this Agreement shall be made in U.S. Dollars.

8.18 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic mail of an executed counterpart of this Agreement shall have the same effect as delivery of a manually executed counterpart hereof.

8.19 Unregistered Securities; LP Units.

THE LP UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE LP UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, REDEEMED OR HYPOTHECATED, IN WHOLE OR IN PART, EXCEPT AS PROVIDED IN THE LIMITED PARTNERSHIP AGREEMENT. THERE IS NO OBLIGATION ON THE PART OF THE PARTNERSHIP OR ANY OTHER PERSON TO REGISTER THE LP UNITS UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS. ACCORDINGLY, (A) THE LP UNITS (AND THE PARTNERSHIP INTERESTS CREATED THEREBY) MUST BE ACQUIRED FOR INVESTMENT ONLY, AS THEY WILL BE SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFERABILITY, AND (B) THE HOLDERS OF SUCH PARTNERSHIP INTERESTS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THEIR RESPECTIVE INVESTMENTS IN SUCH INTERESTS FOR AN INDEFINITE PERIOD OF TIME.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

PARTNERSHIP:

By: IOTA SPECTRUM HOLDINGS, LLC, its General Partner

By: Rob Somers
Name: Rob Somers
Title: General Manager

GENERAL PARTNER:

IOTA SPECTRUM HOLDINGS, LLC

By: Rob Somers
Name: Rob Somers
Title: General Manager

IOTA NETWORKS:

IOTA NETWORKS, LLC

By: ______________________
Name: Darren Nichols
Title: SVP and General Manger

ICI:

IOTA COMMUNICATIONS, INC.

By: ______________________
Name: Terrence DeFranco
Title: Chief Executive Officer

EXCHANGE INVESTOR:

____
(Name of Limited Partner)
(Please type or print)

By: ___________________________________
(Please sign)
(If individual signing is acting for a trustee or other representative signing on behalf of the Limited Partner, please print the full name of the trustee or other representative above the individual's signature)

To be completed by signatories signing on behalf of an entity:

Name: _________________________________
Title or
Capacity: ______________________________

SCHEDULE I

Exchange Investor: Name:____________________________
Type of Entity: ____________________
Organized under the laws of:______________________

Address for Notices: ________________________________
____
____
Fax: ____________________________
E-mail: ___________________________

Investor FCC Licenses: ____
____
____

LP Units: __________

US_ACTIVE-145929324

ANNEX A

Accredited Investor Representation

The Exchange Investor hereby represents and warrants, pursuant to Section 3.2 of the Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth below directly under which the Exchange Investor, or the authorized representative thereof, has signed his or her name, as of the Closing Date. Capitalized terms used but not defined in this Annex A shall have the respective meanings given to them in the Agreement.

For Individuals Only

1. A director, executive officer, or general partner of the issuer of the securities being offered or sold, or a director, executive officer, or general partner of a general partner of that issuer.

   ____

2. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase, exceeds $1,000,000. For purposes of calculating net worth (a) do not include your primary residence as an asset and (b) do not include debt secured by your primary residence as a liability, provided, however, you must reduce your net worth by (c) any debt secured by your primary residence that is in excess of the estimated fair market value of your primary residence at the time of purchase and (d) any debt secured by your primary residence that is in excess of the amount of any such debt that was outstanding 60 days prior to the effective date of this Subscription Agreement, other than as a result of the initial acquisition of your primary residence.

   ____

3. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

   ____

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For Entities Only

4. A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

____

5. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act").

____

6. An insurance company as defined in Section 2(a)(13) of the Securities Act.

____

7. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.

____

8. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____

9. A plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

____

10. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by Persons that are accredited investors.

____

11. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

____

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12. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company, not formed for the specific purpose of acquiring Interests, with total assets in excess of $5,000,000.

____

13. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Interests, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

____

14. An entity as to which all the equity owners (or, in the case of a trust, all the income beneficiaries) are accredited investors.

____

NOTE: If the undersigned qualifies as an "accredited investor" under this Category 14 only, a list of equity owners of the undersigned, and the accredited investor category in this Annex A that each such equity owner satisfies, should be listed on the below table as indicated. Please attach additional pages if necessary.

Equity Owners	Accredited Investor Category under Annex A that Equity Owner Satisfies

US_ACTIVE-145929324